Exhibit 10.6

UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of November __, 2021, by and between Digital Health Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 980 N Federal Hwy, Room #304, Boca Raton, FL 33432, and Digital Health Sponsor LLC, a Delaware limited liability company (the “Subscriber”), having its principal place of business at 980 N Federal Hwy, Room #304, Boca Raton, FL 33432.

WHEREAS, the Company desires to sell to the Subscriber on a private placement basis (the “Placement”) an aggregate of 509,000 units (the “Initial Units”) of the Company, and up to an additional 48,000 units (the “Additional Units” and, together with the Initial Units, the “Units”) in the event that the underwriters’ 45-day over-allotment option (“Over-Allotment Option”) is exercised in full or part, each Unit comprised of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one warrant, each whole warrant exercisable to purchase one share of Common Stock (“Warrant”), for a purchase price of $10.00 per Unit. The shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares”. The shares of Common Stock underlying the Units (excluding the Warrant Shares) are hereinafter referred to as the “Placement Shares.” The Warrants underlying the Units are hereinafter referred to as the “Placement Warrants.” The Units, Placement Shares, Placement Warrants and Warrant Shares collectively, are hereinafter referred to as the “Securities.” Each whole Placement Warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 per whole share of Common Stock during the period commencing on the later of (i) twelve (12) months from the closing of the Company’s initial public offering of units (the “IPO”) or (ii) thirty (30) days after the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the Company’s registration statement (the “Registration Statement”), as amended at the time it becomes effective, and expiring on the fifth anniversary of the consummation of the Business Combination; and

WHEREAS, the Subscriber wishes to purchase the Initial Units and up to 48,000 Additional Units, and the Company wishes to accept such subscription from the Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Subscriber hereby agree as follows:

1.            Agreement to Subscribe

1.1           Purchase and Issuance of the Initial Units. Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Initial Closing Date (as defined below) the Initial Units in consideration of the payment of the Purchase Price (as defined below). On the Initial Closing Date, the Company shall, at its option, deliver to the Subscriber the certificates representing the Securities purchased or effect such delivery in book-entry form.

1.2           Purchase Price. The Subscriber shall pay $5,570,000 (representing the purchase price of $5,090,000 for the Initial Units and the purchase price of up to $480,000 for the Additional Units, collectively, the “Purchase Price”), by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee (“Trustee”), one (1) business day prior to the roadshow for the IPO.

1.3           Initial Closing. The closing of the purchase and sale of 509,000 Initial Units shall take place simultaneously with the closing of the IPO (the “Initial Closing Date”) by means of electronic delivery of closing documents.

1.4           Purchase and Issuance of Additional Units. Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Over-allotment Closing Date (as defined below) up to an aggregate of 48,000 Additional Units in consideration of the payment of $10.00 per Additional Unit for a purchase price of up to $480,000 and in the same proportion as the amount of the Over-Allotment Option is exercised. On the Over-Allotment Closing Date (as defined below), the Company shall, at its option, deliver to the Subscriber the certificates representing the Securities purchased or effect such delivery in book-entry form.

1.5           Over-Allotment Closing. The closing of the purchase and sale of up to 48,000 Additional Units shall take place simultaneously with the closing of the over-allotment option (the “Over-Allotment Closing Date,” together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”) by means of electronic delivery of closing documents.

1.6           Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Initial Closing Date does not occur prior to December 31, 2021.

2.            Representations and Warranties of the Subscriber

The Subscriber represents and warrants to the Company that:

2.1           No Government Recommendation or Approval. The Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Placement of the Securities.

2.2           Accredited Investor. The Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3           Intent. The Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms of an agreement (the “Insider Letter”) to be entered into with respect to the Securities between, among others, the Subscriber and the Company, as described in the Registration Statement), and not with a view to the distribution thereof and the Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted under the Insider Letter. The Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4           Restrictions on Transfer. The Subscriber acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, the Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof. The Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, the Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, the Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the Insider Letter, as described in the Registration Statement). The Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to the Subscriber for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5           Sophisticated Investor.

(i)            The Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii)            The Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, (i) the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available, and (ii) the Subscriber has waived its redemption rights with respect to the Securities as set forth in the Insider Letter, and the Securities held by Subscriber are not entitled to, and have no right, interest or claim to any monies held in the Trust Account and accordingly Subscriber may suffer a loss of all or a portion of its investment in the Securities. The Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6           Independent Investigation. The Subscriber, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as the Subscriber has requested. The Subscriber confirms that all documents that it has requested have been made available and that the Subscriber has been supplied with all of the additional information concerning this investment which the Subscriber has requested.

2.7           Organization and Authority. The Subscriber is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8           Authority. This Agreement has been validly authorized, executed and delivered by the Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.9           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Subscriber’s charter documents, (ii) any agreement or instrument to which the Subscriber is a party or (iii) any law, statute, rule or regulation to which the Subscriber is subject, or any agreement, order, judgment or decree to which the Subscriber is subject.

2.10         No Legal Advice from Company. The Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, the Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11         Reliance on Representations and Warranties. The Subscriber understands the Units are being offered and sold to the Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.12         No General Solicitation. The Subscriber is not subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13         Legend. The Subscriber acknowledges and agrees the certificates (if any) evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3.            Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, the Subscriber that:

3.1           Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company has authority to issue is 50,000,000 shares of Common Stock, and 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding 2,875,000 shares of Common Stock (of which up to 375,000 shares are subject to forfeiture as described in the Registration Statement). All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2           Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof, that certain warrant agreement to be entered into between the Company and Trustee, as warrant agent (the “Warrant Agreement”), each of the Units, Placement Shares, Placement Warrants, and Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units and the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Subscriber will have or receive good title to the Units, Placement Shares and Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws.

3.3           Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4           Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5           No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to a Closing Date, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Placement Warrants or Warrant Shares in accordance with the terms hereof.

4.            Legends

4.1           Legend. The Company will issue the Units, Placement Shares, Placement Warrants and Placement Rights, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber. The certificates (if any) evidencing Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO AN INSIDER LETTER BETWEEN, AMONG OTHERS, DIGITAL HEALTH ACQUISITION CORP. AND DIGITAL HEALTH SPONSOR LLC AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE INSIDER LETTER.”

4.2           Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3           Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith and with the Insider Letter.

4.4           Registration Rights. The Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscriber and the Company, on or prior to the effective date of the Registration Statement.

5.            Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, the Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of shares of Common Stock sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity. In the event the Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such shares of Common Stock upon the same terms offered to all other purchasers of Common Stock in the IPO in the event the Company fails to consummate the Business Combination.

6.            Terms of Placement Warrants. Each Placement Warrant shall have the terms set forth in the Warrant Agreement.

7.            Rescission Right Waiver and Indemnification.

7.1           The Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Units. In this regard, if the IPO were deemed to be a general solicitation with respect to the Units, the offer and sale of such Units may not be exempt from registration and, if not, the Subscriber may have a right to rescind its purchase of the Units. In order to facilitate the completion of the Placement and in order to protect the Company, its stockholders and the amounts in the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, the Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Units. The Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Units to the Subscriber. The Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Units hereunder or relating to the purchase of the Units and the transactions contemplated hereby.

7.2           The Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Units or any Claim that may arise now or in the future.

7.3           The Subscriber acknowledges and agrees that the stockholders of the Company are and shall be third-party beneficiaries of this Section 7.

7.4           The Subscriber agrees that to the extent any waiver of rights under this Section 7 is ineffective as a matter of law, the Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. The Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

8.            Terms of the Units and Placement Warrants

8.1           The Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Units and component parts are subject to the transfer restrictions described in the Insider Letter and (ii) the Units and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement to be signed on or before the date of the Prospectus or an exemption from registration is available.

8.2           The Subscriber agrees to vote the Placement Shares in accordance with the terms of the Insider Letter and as otherwise described in the Registration Statement.

9.            Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10.          Assignment; Entire Agreement; Amendment

10.1         Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by the Subscriber to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 7 hereof.

10.2         Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3         Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

10.4         Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11.          Notices

Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

12.          Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13.          Survival; Severability

13.1         Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Dates.

13.2         Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14.          Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

DIGITAL HEALTH ACQUISITION CORP.

By:
Name: Scott Wolf
Title: Chief Executive Officer

SUBSCRIBER:

Digital Health Sponsor, LLC

By:
Name: Lawrence Sands
Title: Managing Member